SunTrust Banks, Inc.
Consolidated Statements of Income/(Loss)

	Year Ended December 31
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2011	2010	2009
Interest Income
Interest and fees on loans	$5,219	$5,300	$5,530
Interest and fees on loans held for sale	93	137	233
Interest and dividends on securities available for sale:
Taxable interest	688	709	717
Tax-exempt interest	21	31	40
Dividends[1]	82	76	73
Trading account interest and other	78	90	117
Total interest income	6,181	6,343	6,710
Interest Expense
Interest on deposits	624	860	1,440
Interest on long-term debt	449	580	761
Interest on other borrowings	43	49	43
Total interest expense	1,116	1,489	2,244
Net interest income	5,065	4,854	4,466
Provision for credit losses	1,513	2,651	4,064
Net interest income after provision for credit losses	3,552	2,203	402
Noninterest Income
Service charges on deposit accounts	685	760	848
Trust and investment management income	531	503	486
Other charges and fees	507	534	523
Card fees	371	376	324
Investment banking income	317	313	272
Trading income/(loss)	248	173	(41)
Retail investment services	230	205	218
Mortgage production related (loss)/income	(5)	127	376
Mortgage servicing related income	224	358	330
Net securities gains[2]	117	191	98
Gain from ownership in Visa	—	—	112
Other noninterest income	196	189	164
Total noninterest income	3,421	3,729	3,710
Noninterest Expense
Employee compensation	2,494	2,364	2,258
Employee benefits	382	457	542
Outside processing and software	653	638	579
Net occupancy expense	356	361	357
Regulatory assessments	300	265	302
Credit and collection services	275	279	259
Other real estate expense	264	300	244
Operating losses	257	83	99
Marketing and customer development	184	177	152
Equipment expense	178	174	172
Potential mortgage servicing settlement and claims expense	120	—	—
Amortization/impairment of goodwill/intangible assets	43	51	807
Net (gain)/loss on debt extinguishment	(3)	70	39
Other noninterest expense	731	692	752
Total noninterest expense	6,234	5,911	6,562
Income/(loss) before provision/(benefit) for income taxes	739	21	(2,450)
Provision/(benefit) for income taxes	79	(185)	(898)
Net income/(loss) including income attributable to noncontrolling interest	660	206	(1,552)
Net income attributable to noncontrolling interest	13	17	12
Net income/(loss)	$647	$189	($1,564)
Net income/(loss) available to common shareholders	$495	($87)	($1,733)
Net income/(loss) per average common share
Diluted[3]	$0.94	($0.18)	($3.98)
Basic	0.94	(0.18)	(3.98)
Dividends declared per common share	$0.12	$0.04	$0.22
Average common shares - diluted	527,618	498,744	437,486
Average common shares - basic	523,995	495,361	435,328
1Includes dividends on common stock of The Coca-Cola Company of $56 million, $53 million, and $49 million during the years ended December 31, 2011, 2010, and 2009, respectively.
2Includes credit-related other-than-temporary impairment losses of $6 million, $2 million, and $20 million, consisting of $7 million, $2 million, and $113 million of total unrealized losses, net of $1 million, $0, and $93 million of non-credit related unrealized losses recorded in other comprehensive income, before taxes, for the years ended December 31, 2011, 2010, and 2009, respectively.
3For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be anti-dilutive.

SunTrust Banks, Inc.
Consolidated Statements of Comprehensive Income/(Loss)

	Year ended December 31
(Dollars in millions) (Unaudited)	2011	2010	2009
Net Income/(Loss)	$647	$189	($1,564)
Components of Other Comprehensive Income/(Loss):
Change in unrealized gains on securities[1]	411	487	341
Reclassification adjustment for realized gains and losses on securities[2]	(74)	(121)	(60)
Change in unrealized gains/(losses) on derivatives[3]	431	509	(131)
Reclassification adjustment for realized gains and losses on derivatives[4]	(394)	(389)	(304)
Change related to employee benefit plans[5]	(241)	60	251
Total Other Comprehensive Income	133	546	97

Total Comprehensive Income/(Loss)	$780	$735	($1,467)
1 Net of tax of ($242) million, ($283) million, and ($188) million, respectively
2 Net of tax of $43 million, $70 million, and $38 million, respectively.
3 Net of tax of ($253) million, ($293) million, and $59 million, respectively.
4 Net of tax of $231 million, $228 million, and $181 million, respectively.
5 Net of tax of $141 million, ($46) million, and ($143) million, respectively.